                                                                     Exhibit 2.1



                      PURCHASE AND CONTRIBUTION AGREEMENT


                                 BY AND AMONG

                                  CMGI, INC.,

                                      and

                               ZOOM NEWCO INC.,

                                      and

                         COMPAQ COMPUTER CORPORATION,

                        DIGITAL EQUIPMENT CORPORATION,

                                      and

                               ALTAVISTA COMPANY



                                 JUNE 29, 1999

                      PURCHASE AND CONTRIBUTION AGREEMENT

ARTICLE I

PURCHASE AND SALE; CONTRIBUTION; MERGER; CLOSING............................  1

1.1    Purchase and Sale of Assets..........................................  1
       ---------------------------
1.2    Contributions by CMGI and Digital....................................  1
       ---------------------------------
1.3    Merger of AV and Newco...............................................  2
       ----------------------
1.4    Options..............................................................  3
       -------
1.5    No Further Rights....................................................  3
       -----------------
1.6    Dilution Protection..................................................  3
       -------------------
1.7    Closing..............................................................  4
       -------

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CMGI TO NEWCO AND REPRESENTATIONS AND
WARRANTIES OF NEWCO TO COMPAQ...............................................  4

2.1    Organization; Qualification of CMGI..................................  4
       -----------------------------------
2.2    Subsidiaries and Affiliates..........................................  5
       ---------------------------
2.3    Capitalization.......................................................  5
       --------------
2.4    Authorization of Agreement...........................................  6
       ---------------------------
2.5    Consents and Approvals; No Violations................................  6
       -------------------------------------
2.6    Financial Statements.................................................  7
       --------------------
2.7    Absence of Certain Changes or Events.................................  7
       ------------------------------------
2.8    Litigation...........................................................  7
       ----------
2.9    Compliance with Laws.................................................  8
       --------------------
2.10   Environmental Matters................................................  8
       ---------------------
2.11   Intellectual Property................................................ 11
       ---------------------
2.12   Year 2000............................................................ 11
       ---------
2.13   ERISA Compliance..................................................... 12
       ----------------
2.14   Brokers.............................................................. 12
       -------
2.15   Opinion of Financial Advisor......................................... 12
       ----------------------------
2.16   Taxes................................................................ 12
       -----
2.17   Information in Proxy Statement....................................... 13
       ------------------------------

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPAQ, DIGITAL AND AV TO NEWCO;
REPRESENTATIONS AND WARRANTIES OF NEWCO TO CMGI............................. 13

3.1    Organization Qualification of AV..................................... 13
       --------------------------------
3.2    Subsidiaries......................................................... 14
       ------------

3.3    Capitalization....................................................... 14
       --------------
3.4    Authorization of Agreement........................................... 15
       --------------------------
3.5    Consents and Approvals No Violations................................. 16
       ------------------------------------
3.6    Financial Statements................................................. 16
       --------------------
3.7    Absence of Certain Changes or Events................................. 17
       ------------------------------------
3.8    Litigation........................................................... 17
       ----------
3.9    Compliance with Laws................................................. 17
       --------------------
3.10   Environmental Matters................................................ 17
       ---------------------
3.11   Intellectual Property................................................ 19
       ---------------------
3.12   Year 2000............................................................ 20
       ---------
3.13   ERISA Compliance..................................................... 21
       ----------------
3.14   Brokers.............................................................. 22
       -------
3.15   Opinion of Financial Advisor......................................... 23
       ----------------------------
3.16   Taxes................................................................ 23
       -----
3.17   Information in Proxy Statement....................................... 24
       ------------------------------
3.18   Undisclosed Liabilities.............................................. 24
       -----------------------
3.19   Assets............................................................... 25
       ------
3.20   Owned Real Property.................................................. 25
       -------------------
3.21   Contracts............................................................ 25
       ---------

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS                                    26

4.1    Funding of the AV Business........................................... 26
       ---------------------------
4.2    Conduct of the AV Business........................................... 26
       ---------------------------

ARTICLE V

SALE OF SHARES; BOARD MEMBERSHIP; VOTING AGREEMENT; STANDSTILL               28

5.1    Lock-Up.............................................................. 29
       -------
5.2    Rights of First Offer................................................ 29
       ---------------------
5.3    Registration Rights.................................................. 30
       -------------------
5.4    Board Designee....................................................... 30
       --------------
5.5    Voting Agreement..................................................... 30
       ----------------
5.6    Standstill........................................................... 31
       ----------
5.7    Investment Company Act............................................... 31
       ----------------------

ARTICLE VI

ADDITIONAL AGREEMENTS                                                        31

6.1    Stockholders' Meeting................................................ 31
       ---------------------
6.2    Access and Information............................................... 32
       ----------------------

6.3    HSR Act Filing....................................................... 33
       --------------
6.4    Reasonable Best Efforts.............................................. 33
       -----------------------
6.5    Publicity............................................................ 33
       ---------
6.6    Employee Benefit Plans............................................... 34
       ----------------------
6.7    Restriction on Transfer of AV Shares................................. 34
       ------------------------------------
6.8    Funding.............................................................. 35
       -------

ARTICLE VII

CLOSING CONDITIONS.......................................................... 35

7.1    Conditions to Each Party's Obligation to Complete the Transaction.... 35
       -----------------------------------------------------------------
7.2    Additional Conditions to the Obligation of CMGI and Newco............ 35
       ---------------------------------------------------------
7.3    Additional Conditions to the Obligation of Compaq Digital and AV..... 36
       ----------------------------------------------------------------

ARTICLE VIII

TERMINATION, AMENDMENT AND EXPENSES......................................... 37

8.1    Termination.......................................................... 37
       -----------
8.2    Effect of Termination................................................ 38
       ---------------------
8.3    Amendment............................................................ 38
       ---------
8.4    Waiver............................................................... 38
       ------
8.5    Expenses............................................................. 39
       --------

ARTICLE IX

TAX MATTERS................................................................. 39

9.1    Preparation and Filing of Tax Returns................................ 39
       -------------------------------------
9.2    Payment of Taxes..................................................... 40
       ----------------
9.3    Tax Indemnification.................................................. 40
       -------------------
9.4    Allocation of Certain Taxes.......................................... 41
       ---------------------------
9.5    Cooperation on Tax Matters........................................... 41
       --------------------------
9.6    Termination of Tax-Sharing Agreements................................ 42
       -------------------------------------
9.7    Certain Tax Elections................................................ 42
       ---------------------
9.8    Tax Claims........................................................... 43
       ----------
9.9    Refunds.............................................................. 44
       -------
9.10   Treatment of the Contributions....................................... 44
       ------------------------------
9.11   Allocation of Considerations......................................... 44
       ----------------------------
9.12   Tax Disputes......................................................... 44
       ------------
9.13   Adjustment to Consideration.......................................... 44
       ---------------------------

ARTICLE X

DEFINITIONS AND INTERPRETATION.............................................. 45

10.1   Certain Definitions.................................................. 45
       -------------------
10.2   Interpretation....................................................... 49
       --------------

ARTICLE XI

GENERAL PROVISIONS.......................................................... 50

11.1   Survival of Representations.......................................... 50
       ---------------------------
11.2   Notices.............................................................. 50
       -------
11.3   Entire Agreement No Assignment Governing Law......................... 51
       --------------------------------------------
11.4   Parties in Interest.................................................. 51
       -------------------
11.5   Counterparts......................................................... 51
       ------------
11.6   Headings............................................................. 52
       --------
11.7   Severability......................................................... 52
       ------------


Exhibit A  -  Terms of Promissory Note
Exhibit B  -  Terms of Series D Preferred Stock
Exhibit C  -  Form of Assignment Agreement
Exhibit D  -  Form of Registration Rights Agreement

                      PURCHASE AND CONTRIBUTION AGREEMENT


     PURCHASE AND CONTRIBUTION AGREEMENT dated as of June 29, 1999 (the "Agreement") by and among Compaq Computer Corporation, a Delaware corporation ("Compaq"), Digital Equipment Corporation, a Massachusetts corporation and a wholly owned subsidiary of Compaq ("Digital"), AltaVista Company, a Delaware corporation and a wholly owned subsidiary of Digital ("AV"), CMGI, Inc., a Delaware corporation ("CMGI"), and Zoom Newco Inc., a Delaware corporation and a wholly owned subsidiary of CMGI ("Newco").

     WHEREAS, for federal income tax purposes, the contribution by CMGI of the Digital Assets (as defined below) and the contribution by Compaq and Digital of the Assigned Assets (as defined below) shall together constitute a transaction described in Section 351 of the Code.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

               PURCHASE AND SALE; CONTRIBUTION; MERGER; CLOSING

     1.1  Purchase and Sale of Assets.  Subject to and upon the terms and
          ---------------------------
conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), Digital or Compaq shall sell, transfer, convey, assign and deliver to CMGI, and CMGI shall purchase from Digital or Compaq, such number of shares of capital stock of Shopping.com, a California corporation ("SDC"), and, if necessary, such number of shares of capital stock of ZIP2 Corporation, a California corporation ("ZIP2") (collectively, the "Digital Assets"), as have an aggregate fair market value, as of the Closing, as determined by an independent appraiser mutually acceptable to the parties hereto, equal to $220,000,000. In consideration for the Digital Assets, CMGI shall deliver to Compaq or Digital, as directed, a promissory note, on substantially the terms set forth on Exhibit A attached hereto, in the principal
                                     ---------
amount of $220,000,000.

     1.2  Contributions by CMGI and Digital.  Subject to and upon the terms and
          ---------------------------------
conditions of this Agreement, at the Closing, immediately following the consummation of the transaction contemplated by Section 1.1:

          (a) CMGI shall contribute to Newco (i) the Digital Assets,
(ii) 18,994,975 shares of common stock, par value $0.01, of CMGI ("CMGI Common Stock"), and (iii) 18,090.45 shares of preferred stock of CMGI to be designated as Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), which shall have the rights and preferences described on Exhibit B
                                                                  ---------
attached hereto, in exchange for the issuance by Newco to CMGI of 81,495,116 shares of common stock, par value $0.01, of Newco ("Newco Common Stock"); and

          (b) Compaq and Digital shall contribute to Newco (i) the properties, assets and other rights and interests to be transferred pursuant to the Assignment Agreement attached hereto as Exhibit C (the "Assignment Agreement")
                                        ---------
and (ii) all of the outstanding shares of capital stock of SDC and ZIP2 not owned by Newco, if any, after giving effect to the transaction described in Sections 1.1 and 1.2(a) (collectively, the "Assigned Assets"), in exchange for
(A) the issuance by Newco to Digital or Compaq, as directed, of 18,504,884 shares of Newco Common Stock, (B) the transfer by Newco to Digital or Compaq, as directed, of 18,994,975 shares of CMGI Common Stock and (C) the transfer by Newco to Digital or Compaq, as directed, 18,090.45 shares of Series D Preferred Stock.

     1.3  Merger of AV and Newco.
          ----------------------

          (a) Immediately following the consummation of the transactions described in Section 1.2, AV and Newco shall consummate a merger (the "Merger") pursuant to which (i) AV shall be merged with and into Newco and the separate corporate existence of AV shall thereupon cease, (ii) Newco shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Delaware and
(iii) the separate corporate existence of Newco with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.
The Merger shall have the effects set forth in the Delaware General Corporation Law (the "DGCL"). As a result of the Merger, all shares of outstanding capital stock of AV shall be canceled without payment of any consideration therefor.

          (b) Immediately following the Closing, the Surviving Corporation will cause the Merger to be consummated by filing a Certificate of Ownership and Merger (the "Certificate of Merger") with the Secretary of the State of Delaware, in such form as required by, and executed in accordance with, the relevant portions of the DGCL. The Merger shall become effective at the time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, and such time is hereinafter referred to as the "Effective Time."

          (c) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of

Incorporation of Newco immediately prior to the Effective Time, except that
(1) the name of the corporation set forth therein shall be changed to the name of AV and (2) the identity of the incorporator shall be deleted. The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of Newco immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of AV.

     1.4  Options.
          -------

          (a) As of the Effective Time, all options to purchase common stock, par value $0.01 per share, of AV ("AV Common Stock") issued by AV pursuant to its stock option plans or otherwise ("AV Options"), whether vested or unvested, shall be assumed by Newco. Immediately after the Effective Time, each AV Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such AV Option at the Effective Time, such number of shares of Newco Common Stock as is equal to the number of shares of AV Common Stock subject to the unexercised portion of such AV Option. The exercise price per share of each AV Option assumed in accordance with this Section 1.4 ("Newco Options") shall be equal to the exercise price of such Newco Option immediately prior to the Effective Time. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Newco Options shall otherwise remain unchanged.

          (b) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of Newco Options appropriate notices setting forth such holders' rights pursuant to such Newco Options, and the agreements evidencing such Newco Options shall continue in effect on the same terms and conditions (subject to the terms provided for in this Section 1.4 and such notice).

          (c) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Newco Common Stock for delivery upon exercise of the Newco Options.

     1.5  No Further Rights.  From and after the Effective Time, no shares of AV
          -----------------
Common Stock shall be deemed to be outstanding, and holders of certificates evidencing such shares shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.6  Dilution Protection.  If between the date of this Agreement and the
          -------------------
Effective Time the outstanding shares of the common stock of CMGI or AV shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares or similar transaction, then appropriate adjustments to reflect any such action shall be made to the numbers and implied exchange ratios contained in Section 1.2 and/or Section 1.4.

     1.7  Closing.  Compaq and CMGI shall as promptly as possible notify each
          -------
other when the conditions to such party's obligations to complete the transactions contemplated by this Agreement have been satisfied or waived.
The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10:00 a.m. Boston time on the second business day following the satisfaction or waiver of the conditions set forth in
Article VII (other than conditions involving actions which will take place at the Closing) or at such other time, date and place as CMGI and Compaq shall agree in writing. The date on which the Closing occurs is hereafter referred to as the "Closing Date."


                                  ARTICLE II

    REPRESENTATIONS AND WARRANTIES OF CMGI TO NEWCO AND REPRESENTATIONS AND
                         WARRANTIES OF NEWCO TO COMPAQ

     Except as specifically set forth in the CMGI Disclosure Schedule delivered to Compaq and Newco simultaneously with the execution hereof, CMGI represents and warrants to Newco, and Newco represents and warrants to Compaq, that all of the statements contained in this Article II are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date. Each exception and each other response set forth in the CMGI Disclosure
Schedule is identified by reference to, or has been grouped under a heading referring to, a specific section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such referenced section. CMGI guarantees to Compaq the accuracy of the representations and warranties of Newco in this Article II.

     2.1  Organization; Qualification of CMGI.  CMGI (a) is a corporation duly
          ------------
organized, validly existing and in good standing under the laws of the state of Delaware; (b) has all required Permits and full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification or, if CMGI is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without causing a CMGI Material Adverse Effect. CMGI has heretofore delivered to Compaq complete and correct copies of the certificate of incorporation and by-laws of CMGI as presently in effect.

     2.2  Subsidiaries and Affiliates.  Section 2.2 of the CMGI Disclosure
          ---------------------------
Schedule sets forth, as of the date hereof, the name and jurisdiction of incorporation of each CMGI Subsidiary and, as of the date hereof, the approximate percent of the outstanding shares of each CMGI Subsidiary owned by CMGI. Section 2.2(a) of the CMGI Disclosure Schedule lists each other entity of which, as of the date hereof, CMGI has a direct or indirect equity ownership interest. Each CMGI Subsidiary (a) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its state of incorporation; (b) has all required Permits and full corporate or limited liability company power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified to do business as a foreign corporation or limited liability company in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification or, if a CMGI Subsidiary is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without causing a CMGI Material Adverse Effect. CMGI has heretofore made available to Compaq complete and correct copies of the Organizational Documents, of each CMGI Subsidiary, as presently in effect.

     2.3  Capitalization.
          --------------

          (a) The authorized capital stock of CMGI consists of (i) 400,000,000 shares of CMGI Common Stock, of which, as of the date hereof, 95,364,292 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any Person and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which, as of the date hereof, 250 are designated as Series A Convertible Preferred Stock, of which none are issued and outstanding, and 50,000 are designated as Series B Convertible Preferred Stock, of which 35,000 are issued and outstanding.

          (b) Except as set forth above and except for the transactions contemplated by this Agreement and the issuance of shares under employee and director stock option plans and employee stock purchase plans of CMGI and its affiliates, as of the date hereof, (i) there are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of CMGI, and (ii) there are no outstanding options, rights, Contracts, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which CMGI may be required to purchase, redeem, issue or sell any shares of capital stock or other securities of CMGI.

          (c) The issued and outstanding shares of capital stock of, or other equity interests in, each of the CMGI Subsidiaries that are owned by CMGI or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person. All such issued and outstanding shares or other equity interests that are indicated as owned by CMGI or one of the CMGI Subsidiaries in Section 2.2 of the CMGI Disclosure Schedule are owned beneficially by CMGI or such Subsidiaries as set forth therein and free and clear of all Liens.

          (d) As of the date hereof, the authorized capital stock of Newco consists of (i) 100 shares of Newco Common Stock of which 100 shares are issued, outstanding and owned by CMGI, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any Person.

     2.4  Authorization of Agreement.  CMGI and Newco (collectively, the
          --------------------------
"Buyers") have all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by them at the Closing, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Board of Directors of CMGI has approved the Transaction. The execution and delivery by the Buyers of this Agreement and each instrument required hereby to be executed and delivered by them at the Closing and the performance of their obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Buyers. This Agreement has been duly executed and delivered by the Buyers and, assuming due authorization, execution and delivery hereof by CDA, constitutes the legal, valid and binding obligation of the Buyers, enforceable against the Buyers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

      2.5 Consents and Approvals; No Violations.  Except for the Consents as may
          -------------------------------------
be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the filing of the Certificate of Merger as required by the DGCL, none of the execution, delivery or performance of this Agreement by the Buyers, or the consummation by the Buyers of any of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the Organizational Documents of the Buyers or any CMGI Subsidiary, (ii) require any Consent of any Governmental Entity, (iii) require any Consent of any other Person (including consents from parties to loans, Contracts, leases and other agreements to which CMGI or any affiliate of CMGI is a party), (iv) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract, or (v) violate any Law, Order or Permit applicable to CMGI or any affiliate of CMGI or any of their properties or assets, excluding from the foregoing clauses (iii), (iv) and (v) such absences of required consents, violations, breaches or defaults which would not, individually or in the aggregate, have a CMGI Material Adverse Effect or adversely affect the Buyers' ability to consummate the Transaction.

     2.6  Financial Statements.
          --------------------

          (a) Since February 1, 1998, CMGI has timely filed as of the date hereof and will file as of the Effective Time all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the federal securities Laws and the SEC rules and regulations thereunder. Each of such reports complied in all material respects with applicable requirements of the Exchange Act (collectively, the "CMGI SEC Reports"). None of the CMGI SEC Reports, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The consolidated statements of financial position and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of CMGI included in the CMGI SEC Reports (the "CMGI Financial Statements") complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of CMGI as at their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments.

     2.7  Absence of Certain Changes or Events.  Since April 30, 1999 (i) the
          ------------------------------------
business of CMGI and its Subsidiaries has been carried on only in the ordinary and usual course consistent with past practice and (ii) there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in a CMGI Material Adverse Effect.

     2.8  Litigation.  There is no Litigation pending, or to the Knowledge of
          ----------
CMGI, threatened, against or involving CMGI or any CMGI Subsidiary or any of their respective assets as to which there is a reasonable possibility of an adverse determination and that, if determined adversely to CMGI or any CMGI Subsidiary, would reasonably be expected, individually or in the aggregate, to have a CMGI Material Adverse Effect or, as of the date hereof, which in any way may prevent, enjoin, alter or delay the Transaction.

     2.9  Compliance with Laws.  CMGI and each CMGI Subsidiary is and since
          --------------------
February 1, 1997 has been in compliance with all applicable Laws, except for violations which do not, and would not reasonably be expected to have, individually or in the aggregate, a CMGI Material Adverse Effect. Since
January 1, 1997, neither CMGI nor any CMGI Subsidiary has received any notice or other communication (whether written or oral) from any Person regarding any actual, alleged, possible or potential violation of or failure to comply with any Law, except for violations which do not, and would not reasonably be expected to have, individually or in the aggregate, a CMGI Material Adverse Effect. Neither CMGI, any person controlling, controlled by or under common control with CMGI, nor any Venture Fund is now or at any time since February 1, 1995 has been an investment company as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or required to be registered under the Investment Company Act, in each case, after giving effect to Rule 3a-2 thereunder. Immediately after giving effect to the closing of the Transaction, none of CMGI, Newco nor any Person controlling, controlled by or under common control with, CMGI will be an investment company as defined in Section 3(a) of the Investment Company Act, without giving effect to Rule 3a-2 thereunder.

     2.10 Environmental Matters.  Except as is not reasonably likely to result
          ---------------------
in a CMGI Material Adverse Effect:

          (a) CMGI and each of the CMGI Subsidiaries (i) has been and is in compliance with all applicable Environmental Laws; (ii) has obtained all Permits required for the operation of its businesses by any applicable Environmental Law (collectively "Environmental Permits") and all such Environmental Permits are in full force and in effect, no appeal nor any other action is pending to revoke any such Environmental Permit; and (iii) is in compliance with all such Environmental Permits, and has filed in a timely manner all applications to renew such Environmental Permits or to obtain new Environmental Permits to the extent such applications are currently required.

          (b) There has been no Release of any Hazardous Material that would reasonably be likely to form the basis of any Environmental Claim against CMGI or any CMGI Subsidiary at the properties owned or leased by CMGI or any CMGI Subsidiary (the "CMGI Properties"). To the Knowledge of CMGI, CMGI Properties are not adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other property. There were no Releases of Hazardous Materials on properties formerly owned or operated by CMGI or any CMGI Subsidiary, or any predecessors thereof, during the period of such operation or ownership, that would reasonably be likely to result in an Environmental Claim against CMGI or any CMGI Subsidiary.

          (c) Neither CMGI nor any CMGI Subsidiary has manufactured, used, generated, stored, treated, transported, disposed of, released, or otherwise managed any Hazardous Material at any of the CMGI Properties.

          (d) Neither CMGI nor any CMGI Subsidiary: (i) has any liability for response or corrective action for natural resources damage, or any other harm pursuant to any Environmental Law, (ii) is subject to, or has Knowledge of, any Environmental Claim involving CMGI or any CMGI Subsidiary, or (iii) has any Knowledge of any condition or occurrence at any of the CMGI Properties which could form the basis of an Environmental Claim against CMGI or any CMGI Subsidiary, or any of the CMGI Properties.

          (e) The CMGI Properties are not subject to any, and neither CMGI nor any CMGI Subsidiary has any Knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of the CMGI Properties in connection with any (i) Environmental Law or (ii) Release or threatened Release of any Hazardous Material.

          (f) There are no conditions or circumstances at the CMGI Properties that pose a risk to the environment or the health and safety of any Person, or would require any remedial action.

          (g) Neither CMGI nor any CMGI Subsidiary has been subject to any inquiry or request for information related to its disposal, treatment, storage or recycling, or the arrangement for said activities, of any Hazardous Material or waste, at any property other than the CMGI Properties.

          (h) To the Knowledge of CMGI, neither CMGI nor any CMGI Subsidiary or any predecessor thereto has disposed, recycled, treated, stored, or arranged for said activities, at any property that is listed or proposed for listing on the Federal National Priorities List, the Federal CERCLIS list, or any list compiled pursuant to state statutes or Laws that are analogous to the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq.

          (i) The CMGI Properties do not contain any underground storage tanks, landfills, electrical equipment containing polychlorinated biphenyls, surface impoundments, friable asbestos-containing materials, or hazardous waste treatment, storage or disposal units that either have or require a Permit pursuant to any Law.

          (j) Since January 1, 1997, neither CMGI nor any CMGI Subsidiary has received a communication (written or oral) that alleges that CMGI or any CMGI Subsidiary is not in compliance with any Environmental Law.

          (k)  As used in this Agreement:

               (i) "Environmental Claim" means any investigation, notice of violation, demand, allegation, action, suit, Order, consent decree, penalty, fine, Lien, proceeding or claim (whether administrative, judicial or private in nature) arising: (i) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or actual or alleged activity associated with any Hazardous Material;
(iii) from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or Order; or (iv) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

               (ii) "Environmental Law" means any Law pertaining to: (i) the protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., and the Solid Waste Disposal Act, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 5101, et seq. The Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.
(S) 1986, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., any similar state laws and the regulations related thereto or other Laws.

               (iii) "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any hazardous or toxic waste, material or substance regulated under any Environmental Law.

               (iv) "Release" means any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

     2.11 Intellectual Property.
          ---------------------

          (a) To the Knowledge of CMGI, CMGI and its Subsidiaries own or otherwise have valid rights to use all Intellectual Property (as defined in Section 3.11(a)) material to their business and operations as currently conducted.

          (b) There is no pending or, to the Knowledge of CMGI, threatened (in writing) claim, suit, arbitration or other adversarial proceeding (collectively, "Claims") before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (i) involving any item of material Intellectual Property owned by CMGI or a CMGI Subsidiary, (ii) alleging that the activities or the conduct of CMGI's or a CMGI Subsidiary's business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or (iii) challenging the ownership, use, validity, enforceability or registrability of any material Intellectual Property by CMGI or a CMGI Subsidiary. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations (other than license agreements in the ordinary course of business) which (a) restrict CMGI's or a CMGI Subsidiary's rights to use any material Intellectual Property, (b) restrict CMGI's or a CMGI Subsidiary's business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Intellectual Property owned by CMGI or a CMGI Subsidiary, except for such Claims as have not resulted, and could not reasonably be expected to result, in a CMGI Material Adverse Effect.

          (c) To the Knowledge of CMGI, no third party is making unauthorized use of or infringing in any material respect upon any material Intellectual Property owned by CMGI or a CMGI Subsidiary.

          (d) CMGI and its Subsidiaries have taken commercially reasonable actions to protect each item of material Intellectual Property owned by any of them, except where the failure to take such actions has not resulted and could not reasonably be expected to result in a CMGI Material Adverse Effect.

          (e) Neither CMGI nor any CMGI Subsidiary is in material violation of any agreement relating to any Intellectual Property material to its business or operations, except for such violations as have not resulted, and could not reasonably be expected to result, in a CMGI Material Adverse Effect. The consummation of the transactions contemplated hereby will not result in the loss or material impairment of CMGI's or a CMGI Subsidiary's rights to own or use any Intellectual Property material to its business or operations, except where such loss or impairment could not reasonably be expected to result in a CMGI Material Adverse Effect.

     2.12 Year 2000.  All software, hardware, databases and embedded control
          ---------
systems (collectively, "Systems") used by CMGI and its Subsidiaries are Year 2000 Compliant (as defined in Section 3.12) and, to the Knowledge of CMGI, all Systems used by its material suppliers and facilities providers are Year 2000

Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and would not reasonably be likely to result in a CMGI Material Adverse Effect.

     2.13 ERISA Compliance.  All "employee benefit plans," as defined in
          ----------------
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by CMGI or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and CMGI and its Subsidiaries do not have any liabilities or obligations with respect to employee benefit plans, arrangement, agreements or programs, whether or not accrued, contingent or otherwise, except (a) as previously disclosed in writing to Compaq and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a CMGI Material Adverse Effect.

     2.14 Brokers.  No broker, finder, investment banker or other Person
          -------

(other than BancBoston Robertson Stephens Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CMGI.

     2.15 Opinion of Financial Advisor.  The Board of Directors of CMGI has
          ----------------------------
received the opinion of BancBoston Robertson Stephens Inc., CMGI's financial advisor, substantially to the effect that the consideration to be paid by CMGI for the shares which it is to receive pursuant to this Agreement is fair to CMGI from a financial point of view.

     2.16 Taxes.
          -----

          (a) Except as set forth in Section 2.16 of the CMGI Disclosure Schedule, each of CMGI and its Subsidiaries has (i) duly and timely filed (including all applicable extensions granted without penalty) all material Tax Returns required to be filed, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of CMGI (in accordance with GAAP) for all material Taxes shown to be due on such Tax Returns.

          (b) Except as set forth in Section 2.16 of the CMGI Disclosure Schedule, (i) neither CMGI nor its Subsidiaries has requested any extension of time within which to file any Tax Return in respect of any taxable period and no request for waivers of the time to assess any Taxes are pending or outstanding,
(ii) with respect to each taxable period of CMGI and its Subsidiaries, the federal and state income Tax Returns of CMGI and its Subsidiaries have been audited by the Internal Revenue Service or the appropriate state Tax Authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, (iii) all Taxes due with respect to completed and settled examinations or concluded litigation relating to CMGI or any of its Subsidiaries have been paid in full or adequate provision has been made for any such amounts in the financial statements of CMGI (in accordance with GAAP) and (iv) there are no material liens for Taxes upon the assets or property of any of CMGI or its Subsidiaries except for statutory liens for Taxes not yet due.

          (c) CMGI does not know of any fact and has not taken any action that could reasonably be expected to prevent the contributions referenced in
Section 1.2 from constituting a transaction described in Section 351 of the Code.

     2.17 Information in Proxy Statement.  The proxy statement with respect
          ------------------------------
to the Conversion (as defined in Section 6.1) ( the "Proxy Statement") at the date to be mailed to CMGI's shareholders and at the time of the special meeting provided for in the Proxy Statement (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) will comply in all material respects with the provisions of applicable federal securities laws; provided, however, that no representation is made by CMGI with respect to
--------  -------
statements made therein based on information furnished by Compaq for inclusion in the Proxy Statement.


                                  ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF COMPAQ, DIGITAL AND AV TO NEWCO;
                REPRESENTATIONS AND WARRANTIES OF NEWCO TO CMGI

     Except as specifically set forth in the Compaq Disclosure Schedule delivered to Newco and CMGI simultaneously with the execution hereof, Compaq, Digital and AV represent and warrant to Newco, and Newco represents and warrants to CMGI, that all of the statements contained in this Article III are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date. Each exception and each other response set forth in the Compaq Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such referenced section. Compaq hereby guarantees to CMGI the accuracy of the representations and warranties of Newco in this Article III.

     3.1  Organization Qualification of AV.  AV (a) is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the state of

Delaware; (b) has all required Permits and full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification or, if AV is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any AV Material Adverse Effect. AV has heretofore delivered to CMGI complete and correct copies of the certificate of incorporation and by-laws of AV as presently in effect.

     3.2  Subsidiaries.  Section 3.2 of the Compaq Disclosure Schedule sets
          ------------
forth the name, jurisdiction of incorporation, capitalization, and the name of each record holder of the capital stock of each Subsidiary which is part of the AV Business and, for each Subsidiary which is material to the AV Business, the jurisdictions in which each such Subsidiary is qualified to do business.
Section 3.2(a) of the Compaq Disclosure Schedule lists each entity which is part of the AV Business and in which Compaq or any of its Subsidiaries has a direct or indirect equity ownership interest and sets forth the approximate percent of outstanding shares or other equity interests owned by Compaq, Digital and AV. Each AV Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has all required Permits and full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification or, if an AV Subsidiary is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any AV Material Adverse Effect. AV has heretofore made available to CMGI and Newco complete and correct copies of the Organizational Documents, of each AV Subsidiary, as presently in effect.

     3.3  Capitalization.
          --------------

          (a) As of the date hereof, the authorized capital stock of AV consists of (i) 1,000 shares of AV Common Stock of which 1,000 shares are issued, outstanding and owned by Digital, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any Person.

          (b) Except as set forth above and except for, the transactions contemplated by this Agreement and the options set forth in Section 3.3(f) of the Compaq Disclosure Schedule, as of the date hereof, (i) there are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of AV or any AV Subsidiary, and (ii) there are no outstanding options, rights, Contracts, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which AV or any AV Subsidiary may be required to purchase, redeem, issue or sell any shares of capital stock or other securities of AV or any AV Subsidiary (collectively, "Options").

          (c) The authorized, issued and outstanding capital stock of, or other equity interest in, each of the AV Subsidiaries and the names of the holders of record of the capital stock or other equity interest in each such AV Subsidiary, in each case as of the date hereof, are set forth in Section 3.3(c) of the Compaq Disclosure Schedule. The issued and outstanding shares of capital stock of, or other equity interest in, each of the AV Subsidiaries have been duly authorized and validly issued, and, with respect to capital stock, are fully paid and non-assessable, and were not issued in violation of any pre-emptive or similar rights of any Person. All the issued and outstanding shares or other equity interests of the AV Subsidiaries are owned beneficially as set forth therein, free and clear of all Liens.

          (d) Except as set forth in Section 3.3(d) of the Compaq Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to AV or any AV Subsidiary.

          (e) There are no agreements to which AV or any AV Subsidiary are party or by which it is bound with respect to the voting (including without limitation voting trusts, or proxy), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag along" rights) of any securities of AV or any AV Subsidiary.

          (f) Section 3.3(f) of the Compaq Disclosure Schedule sets forth a complete list of (i) all outstanding Options to purchase shares of capital stock of AV or any AV Subsidiary, indicating the holder thereof, the number of shares subject to each such Option, the exercise price, date of grant, vesting schedule, expiration date and terms regarding the acceleration of vesting, and
(ii) all stock option plans and other equity-related plans of AV or any AV Subsidiary.

          (g) As of the date hereof, Options to purchase an aggregate of 9,794,554 shares of AV Common Stock are outstanding.

     3.4  Authorization of Agreement.  Compaq, Digital and AV (collectively,
          --------------------------
"CDA") have all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by them at the Closing, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by CDA of this Agreement and each instrument required hereby to be executed and delivered by them at the Closing and the performance of their obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of CDA. This Agreement has been duly executed and delivered by CDA and, assuming due authorization, execution and delivery hereof by the Buyers, constitutes legal, valid and binding obligations of CDA, enforceable against CDA in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     3.5  Consents and Approvals No Violations.  Except for the Consents as may
          ------------------------------------
be required under the HSR Act and the filing of the Certificate of Merger as required by the DGCL, none of the execution, delivery or performance of this Agreement by CDA, or the consummation by CDA of any of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Organizational Documents of CDA, (ii) require any Consent of any Governmental Entity, (iii) require any Consent of any other Person (including consents from parties to loans, Contracts, leases and other agreements to which AV, Digital or any affiliate of AV is a party), (iv) or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract, or (v) violate any Law, Order or Permit applicable to CDA or any of their properties or assets, excluding from the foregoing clauses (iii), (iv) and (v) such absences of consents, violations, breaches or defaults which would not, individually or in the aggregate, have an AV Material Adverse Effect or adversely affect CDA's ability to consummate the Transaction.

     3.6  Financial Statements. Compaq has delivered to CMGI and Newco copies of
          --------------------
the following draft financial statements prepared by management on a carve-out basis which have not been reviewed or audited by independent accountants (collectively the "AV Financial Statements"):

          (a) statements of operations and cash flows for the years ended December 31, 1996 and December 31, 1997 and the period commencing January 1, 1998 and ending June 11, 1998 for the AltaVista division of Digital;

          (b) a balance sheet as at December 31, 1997 for the AltaVista division of Digital; and

          (c) a balance sheet as at December 31, 1998 and statements of operations and cash flows for the period commencing June 12, 1998 and ending December 31, 1998 for the AltaVista division of Digital.

Except for (a) the fact that the AV Financial Statements do not contain all of the required adjustments relating to the final allocation of purchase price in connection with the acquisitions by Compaq of Digital, (b) any non-cash compensatory charges related to stock compensation arrangements, (c) other final adjustments, which other final adjustments will not be material in amount, and (d) the fact that the notes are in draft form and not complete, the AV Financial Statements have been prepared in conformity with GAAP on a carve-out basis and present fairly the financial position of the AltaVista division as at their respective dates and the statements of operations and cash flows for the periods presented therein.

     3.7  Absence of Certain Changes or Events.  Since December 31, 1998 (i) the
          ------------------------------------
AV Business has been carried on only in the ordinary and usual course consistent with past practice and (ii) there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in an AV Material Adverse Effect.

     3.8  Litigation.  There is no Litigation pending, or to the Knowledge of
          ----------
Compaq, Digital or AV, threatened, against or involving AV, any AV Subsidiary or any of their respective assets or the AV Business, which is not a Retained Liability (as defined in the Assignment Agreement).

     3.9  Compliance with Laws.  Each of CDAS is, and since January 1, 1997 has
          --------------------
been, in compliance, with respect to AV Business, with all applicable Laws, except for any violations which would not reasonably be expected to have an AV Material Adverse Effect. Since January 1, 1997, none of CDAS has received any notice or other communication (whether written or oral) from any Person regarding any actual, alleged, possible or potential violation of or failure to comply with any Law with respect to the AV Business, except in connection with Retained Liabilities (as defined in the Assignment Agreement) and for violations which do not, and would not reasonably be expected to have, individually or in the aggregate, an AV Material Adverse Effect.

     3.10 Environmental Matters.   Except as is not reasonably likely to result
          ---------------------
in an AV Material Adverse Effect:

          (a) AV, each of the AV Subsidiaries and the AV Business (i) have been and are in compliance with all applicable Environmental Laws; (ii) have obtained all Permits required for the operation of their businesses by any applicable Environmental Law (collectively "Environmental Permits") and all such Environmental Permits are in full force and effect, no appeal nor any other action is pending to revoke any such Environmental Permit; and (iii) are in compliance with all such Environmental Permits, and have filed in a timely manner all applications to renew such Environmental Permits or to obtain new Environmental Permits to the extent such applications are currently required.

          (b) There has been no Release of any Hazardous Material that would reasonably be likely to form the basis of any Environmental Claim against AV or any

AV Subsidiary at the properties owned or leased by AV, any AV Subsidiary or the AV Business (the "AV Properties"). AV Properties are not, to the Knowledge of CDAS adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other property. There were no Releases of Hazardous Materials on properties formerly owned or operated by AV, any AV Subsidiary or the AV Business, or any predecessors thereof, during the period of such operation or ownership, that would reasonably be likely to result in an Environmental Claim against AV or any AV Subsidiary.

          (c) Neither AV, any AV Subsidiary nor AV Business has manufactured, used, generated, stored, treated, transported, disposed of, released, or otherwise managed any Hazardous Material at any of the AV Properties.

          (d) Neither AV, any AV Subsidiary nor AV Business: (i) has any liability for response or corrective action for natural resources damage, or any other harm pursuant to any Environmental Law, (ii) is subject to, or has Knowledge of, any Environmental Claim involving AV or any AV Business, or (iii) has any Knowledge of any condition or occurrence at any of the AV Properties which could form the basis of an Environmental Claim against AV, any AV Subsidiary or any AV Business, or any of the AV Properties.

          (e) The AV Properties are not subject to any, and AV has no Knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of the AV Properties in connection with any (i) Environmental Law or (ii) Release or threatened Release of any Hazardous Material.

          (f) There are no conditions or circumstances at the AV Properties that pose a risk to the environment or the health and safety of any Person, or would require any remedial action.

          (g) Neither AV, any AV Subsidiary nor AV Business has been subject to any inquiry or request for information related to its disposal, treatment, storage or recycling, or the arrangement for said activities, of any Hazardous Material or waste, at any property other than the AV Properties.

          (h) To the Knowledge of AV, neither AV, any AV Subsidiary nor AV Business or any predecessor thereto has disposed, recycled, treated, stored, or arranged for said activities, at any property that is listed or proposed for listing on the Federal National Priorities List, the Federal CERCLIS list, or any list compiled pursuant to state statutes or Laws that are analogous to the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.

          (i) The AV Properties do not contain any underground storage tanks, landfills, electrical equipment containing polychlorinated biphenyls, surface impoundments, friable asbestos-containing materials, or hazardous waste treatment, storage or disposal units that either have or require a Permit pursuant to any Law.

          (j) Since January 1, 1997, neither AV nor any AV Business has received communication (written or oral) that alleges that AV or any AV Business is not in compliance with any Environmental Law.

     3.11 Intellectual Property.
          ---------------------

          (a) To the Knowledge of CDAS, CDAS with respect to the AV Business own or otherwise have the right to use all Intellectual Property necessary to (a) provide the services currently provided, and currently planned to be provided, by the AV Business, AV and its Subsidiaries to third parties; (b) use, manufacture, copy, modify, market and distribute the products currently, and currently planned to be, manufactured, marketed, sold, licensed or otherwise distributed by the AV Business, AV and its Subsidiaries; and (c) to operate the internal systems of the AV Business, AV and its Subsidiaries that are material to the business or operations of the AV Business, AV and its Subsidiaries, including without limitation, computer hardware systems and software applications. Except for third party licenses that are not assignable, each item of such Intellectual Property will be owned or available for use by Newco immediately following the Closing on substantially identical terms and conditions as it was available to the AV Business immediately prior to the Closing, except where the failure to own or have available for use such item, individually or in the aggregate, could not reasonably be expected to result in an AV Material Adverse Effect. For purposes of this Agreement, "Intellectual Property" shall mean any and all of the following: trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and patent applications (including any continuations, divisions, continuations-in-part, renewals, reissues, and applications for any of the foregoing), industrial design registrations and applications (including any renewals thereof); copyrights (including any registrations and applications therefor ); software; data; documentation; "mask works" (as defined under 17 USC (S) 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies; and other property of like nature.

          (b) To the Knowledge of CDAS, the activities and the conduct of the AV Business do not infringe upon, violate or constitute the unauthorized use of the
intellectual property rights of any third party.   There is no pending or, to
the Knowledge of CDAS, threatened (in writing) Claim before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (i) involving any item of

Intellectual Property owned or used by CDAS with respect to the AV Business,
(ii) alleging that the activities or the conduct of the AV Business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or (iii) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by CDAS with respect to the AV Business, except for such Claims as have not resulted and could not reasonably be expected to result, individually or in the aggregate, in an AV Material Adverse Effect. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations (other than license agreements in the ordinary course of business) which (a) restrict the rights of CDAS to use any material Intellectual Property with respect to the AV Business,
(b) restrict the AV Business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any material Intellectual Property owned by CDAS with respect to the AV Business.

          (c) To the Knowledge of CDAS, no third party is making unauthorized use of or infringing in any material respect upon any material Intellectual Property owned by CDAS with respect to the AV Business.

          (d) CDAS have taken commercially reasonable actions to protect each item of material Intellectual Property owned by any of them with respect to the AV Business, except where the failure to take such actions has not resulted and could not reasonably be expected to result, individually or in the aggregate, in an AV Material Adverse Effect.

          (e) None of CDAS is in violation of any agreement relating to any Intellectual Property with respect to the AV Business, except for such violations as have not resulted, and could not reasonably be expected to result, individually or in the aggregate, in an AV Material Adverse Effect. The consummation of the transactions contemplated hereby will not result in the loss or impairment of the rights of any of CDAS to own, use or enforce any Intellectual Property used in its business or operations with respect to the AV Business, except where such loss or impairment could not reasonably be expected to result, individually or in the aggregate, in an AV Material Adverse Effect.

          (f) To the Knowledge of CDAS, none of CDAS has disclosed the source code for any of the software owned by any of CDAS and used in the AV Business (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to nondisclosure agreements, and CDAS have taken reasonable commercially reasonable measures to prevent disclosure of such source code.

     3.12 Year 2000.  All Systems used in the AV Business or used by AV or its
          ---------
Subsidiaries are, or will be prior to August 31, 1999, Year 2000 Compliant and, to the Knowledge of CDAS, all Systems used by the material suppliers and facilities providers of the AV Business are Year 2000 Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in an AV Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means that the Systems (i) accurately receive, record, store, provide, recognize and process date data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations, (ii) operate accurately with otherwise compatible software and hardware that use four-digit date format for representation of the year, and (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date.

     3.13 ERISA Compliance.
          ----------------

          (a) For purposes of this Agreement, the following terms shall have the following meanings:

              (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement (excluding agreements with individual employees) involving compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed to by AV, any AV Subsidiary, or any ERISA Affiliate with respect to present or former employees of AV or any AV Subsidiary.

              (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included AV or any of its Subsidiaries.

          (b) Section 3.13(b) of the Compaq Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans. All Employee Benefit Plans are in compliance with all applicable provisions of ERISA and the Code. AV, the AV Subsidiaries, and the Employee Benefit Plans do not have any liabilities or obligations with respect to the Employee Benefit Plans, whether or not accrued, contingent or otherwise, except (a) as previously disclosed in writing to CMGI, and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have an AV Material Adverse Effect. Other than acceleration of vesting of options, no employee of AV or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan as a result of the transactions contemplated by this Agreement, either alone or in combination with another event.

          (c) Neither AV, any of its Subsidiaries, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (d) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

          (e) Section 3.13(e) of the Compaq Disclosure Schedule discloses each:
(i) agreement with any director, executive officer or other key employee of AV or any of the AV Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving AV or any of the AV Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from AV or any of the AV Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding AV or any of the AV Subsidiaries, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f) All Options are subject to a right of first refusal and a buyback right upon termination of employment of the optionee.

     3.14 Brokers.  No broker, finder, investment banker or other Person (other
          -------
than Greenhill & Co., LLC and Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of CDAS.

     3.15 Opinion of Financial Advisor.  The Board of Directors of Compaq has
          ----------------------------
received the opinions of Greenhill & Co., LLC and Morgan Stanley & Co. Incorporated, Compaq's financial advisor, substantially to the effect that the consideration to be paid by CDAS for the shares which Digital is to receive pursuant to this Agreement is fair to Compaq from a financial point of view.

     3.16 Taxes.
          -----

          (a) Each of the Companies has timely filed all material Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. Each group of corporations with which any of the Companies has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns, other than the Compaq Group (an "Affiliated Group") has timely filed all material Tax Returns that it was required to file with respect to any period in which any of the Companies was a member of such Affiliated Group (an "Affiliated Period"), and all such Tax Returns were true, correct and complete in all material respects. Each of the Companies has paid all material Taxes (whether or not shown on such Tax Returns) that were due and payable and each Affiliated Group has paid all material Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Affiliated Periods. All Taxes that any of the Companies is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority, except where the failure to withhold or collect could not reasonably be expected to have an AV Material Adverse Effect.

          (b) Compaq's taxable year ends November 30. Each of AV, SDC and ZIP2 joined the Compaq Group in the taxable year beginning December 1, 1998. No examination or audit of any Tax Return of the Companies or any Affiliated Group with respect to an Affiliated Period by any Governmental Entity is currently in progress or, to the Knowledge of the Companies and the members of any Affiliated Group, threatened or contemplated. None of the Companies nor the members of any Affiliated Group has been informed by any jurisdiction that the jurisdiction believes that any of the Companies or the Affiliated Group was required to file any Tax Return that was not filed.

          (c) None of the Companies or any Affiliated Group has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (d) None of the Companies is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of any of the Companies is subject to an election under Section 341(f) of the Code.

          (e) None of the assets, or any beneficial interest therein, to be transferred to Newco pursuant to this Agreement, has been transferred by Digital to any of its Subsidiaries prior to the Closing.

          (f) None of the Companies has any actual or potential liability for any Taxes of any person (other than the Companies) under Treasury Regulation
Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

          (g) None of the Companies has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(h) of the Code.

          (h) None of the Companies is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

          (i) None of Compaq, Digital or the Companies knows of any fact or has taken any action that could reasonably be expected to prevent the contributions referenced in Section 1.2 from constituting a transaction described in Section 351 of the Code.

     3.17 Information in Proxy Statement.  The information to be provided to
          ------------------------------
CMGI by Compaq for inclusion in the Proxy Statement to be mailed to CMGI's shareholders with respect to the Conversion will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in the information to be provided by Compaq, in the light of the circumstances under which they were made, not misleading.

     3.18 Undisclosed Liabilities.  None of CDAS, with respect to the AV
          -----------------------
Business, has any liability (whether absolute or contingent), except for
(a) liabilities shown on the most recent balance sheet referred to in Section
3.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the date of the Most Recent Balance Sheet in the ordinary course of business,
(c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet,
(d) liabilities of SDC and ZIP2, (e) compensation expense in connection with the issuance of Options and (f) liabilities which would not reasonably be expected, individually or in the aggregate, to have an AV Material Adverse Effect.

     3.19 Assets.  Except as would reasonably not be expected to have an AV
          ------
Material Adverse Effect, Newco, after the consummation of the Transaction, will own or lease all tangible assets necessary for the conduct of the AV Business as presently conducted. Each such tangible asset which is personal property is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently used, other than defects and failures which would not, individually or in the aggregate, have an AV Material Adverse Effect. Except as would reasonably not be expected to have an AV Material Adverse Effect, no material asset of CDAS with respect to the AV Business is subject to any Lien.

     3.20 Owned Real Property.  Section 3.20 of the Compaq Disclosure Schedule
          -------------------
lists all real property owned by any of CDAS which is used primarily in the AV Business. With respect to each parcel of such owned real property, Newco, after the consummation of the Transaction, will have good and clear record and marketable title to such parcel, free and clear of any Lien, except for easements, covenants and other restrictions which do not materially impair the uses and occupancy of such parcel, and a lease to a portion of property referenced in the Compaq Disclosure Schedule.

     3.21 Contracts.
          ---------

          (a) Section 3.21 of Compaq Disclosure Schedule lists the following agreements (written or oral) to which any of CDAS with respect to the AV Business is a party as of the date of this Agreement:

              (i) any agreement, or group of related agreements, which involves more than $1,000,000;

              (ii) any agreement under which the AV Business, AV or any AV Subsidiary has incurred, assumed or guaranteed, or may assume or guarantee, indebtedness for borrowed money (including capitalized lease obligations) of more than $1,000,000;

              (iii) any agreement restricting the AV Business, AV or any AV Subsidiary from competing in any manner;

              (iv) any agreement with an officer or director of the AV Business; and

              (v) any agreement under which the consequences of a default or termination would be reasonably expected to have an AV Material Adverse Effect.

          (b) Compaq has made available to CMGI a copy of each agreement listed in Section 3.21 of the Compaq Disclosure Schedule. None of CDAS, nor, to the Knowledge of CDAS, any other party, is in breach or violation of, or default under, any such agreement, which would reasonably be expected to result in an AV Material Adverse Effect.


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1  Funding of the AV Business.
          --------------------------

          (a) During the period prior to the Closing Date, Compaq will provide cash for the AV Business in monthly amounts equal to one-third of the AV Budget (as previously furnished to CMGI) for the applicable quarter. Any funding in excess of that amount shall be subject to agreement by CMGI and Compaq.

          (b) On the Closing Date and prior to the Effective Time, Compaq will make a cash capital contribution to the AV Business or the AV Business will pay a cash dividend (or otherwise transfer cash) to Compaq such that the remainder of the cash and cash equivalents of the AV Business minus its indebtedness for borrowed money will be equal to zero.

     4.2  Conduct of the AV Business.  Except as set forth in Section 4.2 of the
          --------------------------
Compaq Disclosure Schedule, during the period from the date of this Agreement to the Closing Date (unless CMGI shall otherwise agree in writing and except as otherwise contemplated by this Agreement), CDAS will conduct the operations of the AV Business in the ordinary course of business consistent with past practice and shall use all reasonable efforts to preserve intact its current business organizations, keep available the services of their current officers and employees, maintain its material contracts and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, or as set forth in Section 4.2 of the Compaq Disclosure Schedule, or as agreed to in writing by CMGI, CDAS with respect to the AV Business agree that:

          (a) Issuance of Securities.  Except for issuing options to purchase up
              ----------------------
to 500,000 shares of stock under the AltaVista 1999 Stock Option Plan (upon terms to be mutually approved by CMGI), neither AV nor any AV Subsidiary shall issue, sell, grant, dispose of or authorize or propose the issuance, sale or disposition of (i) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or (ii) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof.

          (b) Restructuring.  Neither AV nor any AV Subsidiary shall adopt a
              -------------
plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization.

          (c) Governing Documents.  Except for an amendment to the AV
              -------------------
Certificate of Incorporation to increase its authorized common stock, AV shall not adopt any amendments to its Organizational Documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership of any AV Subsidiary.

          (d) No Acquisitions.  None of CDAS, with respect to the AV Business,
              ---------------
shall acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) any assets that, individually or in the aggregate, are material to the AV Business.

          (e) No Dispositions.  Except in the ordinary course of business
              ---------------
consistent with past practice, neither AV nor any AV Subsidiary shall sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets with respect to the AV Business.

          (f) Capital Expenditures.  None of CDAS shall commit to make any
              --------------------
capital expenditures with respect to the AV Business relating to a single project in excess of $1,000,000 or in the aggregate in excess of $15,000,000.

          (g) Employee Matters.  Except as required by Law or in accordance with
              ----------------
this Agreement, none of CDAS, with respect to the AV Business, shall
(i) increase the compensation of any of its respective employees, other than non-officer employees in the ordinary course of business consistent with past practice as to both frequency and amount, (ii) amend or enter into any Contract with any of its respective employees regarding his or her employment, compensation or benefits, other than offer letters to prospective employees in the ordinary course of business and stock options permitted by Section 4.2(a), or (iii) adopt any employee benefit plan as defined in Section 3(3) of ERISA ("Plan"), arrangement or policy which would become a Plan or amend any Plan.

          (h) Liens.  None of CDAS shall create, incur or assume any material
              -----
Lien on any of their material assets with respect to the AV Business.

          (i) Claims.  None of CDAS shall settle any material claim, action or
              ------
proceeding involving money damages or waive or release any material rights or claims with respect to the AV Business, except in the ordinary course of business.

          (j) Representations and Warranties.  Neither Compaq nor AV shall
              ------------------------------
(i) take, or agree or commit to take any action that would make any representation and warranty of Compaq and AV hereunder inaccurate in any material respect on the Closing Date, or (ii) omit, or agree to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect on the Closing Date; provided, however, that Compaq and AV shall be permitted to take or omit to take such action which can be cured, and in fact is cured, at or prior to the Closing Date.

          (k) Intellectual Property.  None of CDAS shall transfer or license to
              ---------------------
any Person any rights to Intellectual Property used primarily in the AV Business, other than to customers in the ordinary course of business.

          (l) Contracts.  None of CDAS shall enter into (i) any Contract which,
              ---------
if entered into prior to the date of this Agreement, would have been required to be disclosed in Section 3.21 of the Compaq Disclosure Schedule or (ii) any Contract with a party other than a majority-owned CMGI Subsidiary for services to be used in the AV Business that could be provided on reasonably comparable terms from a majority-owned CMGI Subsidiary.

          (m) No Agreements.  None of CDAS shall enter into any Contract to do
              -------------
any of the foregoing.

     4.3  Conduct of Business of CMGI.  CMGI shall not (i) take, or agree or
          ---------------------------
commit to take any action that would make any representation and warranty of CMGI hereunder inaccurate in any material respect on the Closing Date, or
(ii) omit, or agree to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect on the Closing Date; provided, however, that CMGI shall be permitted to take or omit to take such action which can be cured, and in fact is cured, at or prior to the Closing Date.

                                   ARTICLE V

        SALE OF SHARES; BOARD MEMBERSHIP; VOTING AGREEMENT; STANDSTILL

     5.1  Lock-Up.  Without the prior written consent of CMGI, neither Compaq
          -------
nor any of its Subsidiaries may offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge, transfer or grant any rights with respect to, or enter into any short sale or otherwise hedge against (collectively, a "Share Disposition") any Acquisition Shares on or prior to the first anniversary of the Closing Date; provided, however, that the provisions of this Section 5.1 shall
              --------  -------
not prohibit any Share Disposition among Compaq and its Subsidiaries, provided
                                                                      --------
that any such transferee agrees to be bound by the terms of this Agreement, including without limitation this Section 5.1. After the first anniversary of the Closing Date, Compaq or its Subsidiaries may transfer or otherwise dispose of the Acquisition Shares only: (i) pursuant to the Registration Rights Agreement, (ii) pursuant to Rule 144 promulgated under the Securities Act, to the extent applicable, or (iii) pursuant to privately negotiated sales; provided
                                                                        --------
that (A) neither Compaq nor any of its Subsidiaries shall knowingly sell a number of Acquisition Shares equal to more than 5% of the then outstanding shares of Common Stock of CMGI to any single Person (or affiliates of such Person) other than to a broker-dealer for resale, (B) during the period from twelve months to eighteen months after the Closing, Compaq and its Subsidiaries shall not sell more than 50% of the Acquisition Shares and during the period from eighteen months to twenty-four months after the Closing, Compaq and its Subsidiaries shall not sell more than 50% of the Acquisition Shares, and
(C) Compaq and its Subsidiaries shall not, other than pursuant to an underwritten public offering pursuant to the Registration Rights Agreement, sell a number of Acquisition Shares on any day equal to more than 10% of the average daily trading volume for CMGI Common Stock during the prior week.

     5.2  Rights of First Offer.  In the event of a proposed Share Disposition
          ---------------------
to any single Person (or affiliates of such Person) of 3,000,000 or more Acquisition Shares (subject to appropriate adjustment in the case of a stock split, stock dividend, reclassification or similar event) by (i) Compaq,
(ii) Subsidiaries of Compaq who shall have acquired Acquisition Shares from Compaq or any other Subsidiaries of Compaq or (iii) Compaq and one or more of such Subsidiaries together, other than in connection with a registration pursuant to the Registration Rights Agreement, Compaq or such Subsidiary shall first offer such Acquisition Shares to CMGI by delivery of a written notice (the "Offer Notice") to CMGI specifying the number of Acquisition Shares proposed to be sold or transferred, the price to be paid for such shares and the other material terms and conditions of the proposed sale. CMGI shall have the right to purchase all but not less than all of the Acquisition Shares specified in the Offer Notice, which right may be exercised only by delivery to Compaq within
10 business days after the Offer Notice shall have been delivered to CMGI of a written notice (the "Acceptance Notice) setting forth its acceptance of Compaq's offer. In the event that CMGI does not deliver an Acceptance Notice to Compaq by the close of business on the tenth business day following Compaq's delivery of an Offer Notice (the "Last Acceptance Day"), Compaq (or Compaq's Subsidiaries or Compaq and its affiliates) shall be free to sell or transfer up to the number of Acquisition Shares specified in the Offer Notice for a period of 90 days after the Last Acceptance Day to one or more Persons; provided, however, that any Acquisition Shares not sold within such 90 day
--------  -------
period shall, if proposed to be sold or transferred in sale or transfer of 3,000,000 or more Acquisition Shares (subject to appropriate adjustment in the case of stock split, stock dividend, reclassification or similar event), shall thereafter be offered to CMGI in accordance with this Section 5.2. In the event that CMGI delivers an Acceptance Notice prior to the Last Acceptance Day, the closing of the purchase of Acquisition Shares by CMGI shall take place 30 days after the date of Acceptance Notice.

     5.3  Registration Rights.  Compaq and CMGI will at the Closing enter into a
          -------------------
Registration Rights Agreement substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement").
---------

     5.4  Board Designee.
          --------------

          (a) The Board of Directors of CMGI (the "Board"), shall elect, effective as of the Effective Time, a member of the Board designated by Compaq (the "Compaq Designee"). In connection with any meeting of the stockholders of Newco at which members of the Board are to be elected and at which the term of the Compaq Designee expires, the Board, or the applicable committee, shall nominate and recommend to its stockholders one Compaq Designee. In the event that a Compaq Designee dies, retires, or is otherwise removed from the Board, the Board shall elect as a replacement a new Compaq Designee. If at any time Compaq or an affiliate of Compaq owns less than 5% of the issued and outstanding stock of CMGI, the Compaq Designee shall resign from the Board, and Compaq shall no longer have any rights under this section to designate a member of the Board.

          (b) The Board of Directors of Newco (the "AV Board"), shall elect, effective as of the Effective Time, a member of the AV Board designated by Compaq (the "Compaq AV Designee"). In connection with any meeting of the stockholders of Newco at which members of the AV Board are to be elected and at which the term of the Compaq AV Designee expires, the Board or the applicable committee shall nominate and recommend to its stockholders one Compaq AV Designee. In the event that a Compaq AV Designee dies, retires, or is otherwise removed from the AV Board, the AV Board shall elect as a replacement a new Compaq AV Designee. If at any time Compaq or an affiliate of AV Compaq owns less than 5% of the issued and outstanding stock of Newco, the Compaq AV Designee shall resign from the AV Board and Compaq shall no longer have any rights under this section to designate a member of the AV Board.

     5.5  Voting Agreement.  On the date hereof David S. Wetherell is entering
          ----------------
into a Voting Agreement.

     5.6  Standstill.  Until June 30, 2009, neither Compaq nor any of its
          ----------
Subsidiaries shall, alone with others, in any manner (i) acquire or agree to acquire, or make any proposal (or request permission to make any proposal) to acquire any securities or indirect rights, warrants to acquire any securities, or any significant portion of the assets of, CMGI (other than property transferred in the ordinary course of CMGI's business), (ii) solicit or propose to solicit proxies from stockholders of CMGI, (iii) form, join or in any way participate in "group" (within the meaning of Section 13d(3) of the Exchange
Act) with respect to any voting securities of CMGI, (iv) publicly announce or refer to any possible business combination with CMGI or disclose any intention, plan or arrangement for such a business combination, (v) participate in any discussions or negotiations with any third party regarding, or furnish a third party with information with respect to, any such business combination, (vi) make any request or proposal to amend, modify or waive any provisions of this Section
5.6 except in a non-public and confidential matter or (vi) assist any other person in doing any of the foregoing; provided, however, that the provisions of
                                      --------  -------
this Section 5.6 shall cease to be binding on Compaq and its Subsidiaries in the event that (a) any competitor of Compaq acquires more than 10% of the outstanding voting securities of CMGI, (b) a third party makes a bona fide unsolicited offer, which is publicly announced, to acquire more than 10% of the outstanding voting securities of CMGI, or (c) CMGI enters into an agreement providing for a merger or combination as a result which all or substantially all the individuals and entities that are holders of voting securities of CMGI immediately prior to such merger or combination own less than a majority of the outstanding voting securities of the surviving or acquiring entity immediately after such merger or consolidation.

     5.7  Investment Company Act.  For so long as Compaq and its Subsidiaries
          ----------------------
own 5% or more of the outstanding common stock of CMGI, CMGI shall use its reasonable best efforts to avoid becoming an investment company (as defined in Section 3(a) of the Investment Company Act).


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Stockholders' Meeting.
          ---------------------

          (a) CMGI, acting through its Board of Directors, shall, in accordance with applicable law, as promptly as practicable following the execution of this
Agreement:

              (i) duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon the approval of the conversion of the Series D Preferred Stock into CMGI Common Stock (the "Conversion");

              (ii) prepare and file with the SEC a preliminary form of the Proxy Statement relating to the Conversion and use its best efforts to obtain and furnish the information required by the SEC to be included in the Proxy Statement and, after consultation with Compaq, to respond promptly to any comments made by the SEC with respect to the preliminary form of the Proxy Statement;

              (iii) file a definitive form of the Proxy Statement reflecting compliance with comments and requests of the SEC in accordance with the Exchange Act as CMGI and Compaq shall deem appropriate;

              (iv) cause a definitive Proxy Statement, including any amendment or supplement thereto to be mailed to its stockholders, provided that no
                                                        --------
amendment or supplement to such Proxy Statement will be made by CMGI without consultation with Compaq and its counsel;

              (v) the Proxy Statement shall include therein (x) the recommendation of CMGI's Board of Directors that stockholders of CMGI vote in favor of the Conversion; and

              (vi) use all reasonable efforts to solicit from its stockholders proxies in favor of the Conversion.

          (b) Compaq will provide CMGI with the information concerning Compaq and AV required by the Exchange Act to be included in the Proxy Statement.

          (c) Each of CMGI and Compaq shall consult and confer with the other and the other's counsel regarding the Proxy Statement and each shall have the opportunity to comment on such Proxy Statement and any amendments and supplements thereto before the Proxy Statement, and any amendments or supplements thereto, are filed with the SEC or mailed to CMGI stockholders. Each of CMGI and Compaq will provide to the other copies of all correspondence between it (or its advisors) and the SEC relating to the Proxy Statement.

     6.2  Access and Information.  Each of the parties will, and will cause its
          ----------------------
Subsidiaries to (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") full access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to their books and records, (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party; provided, however, that Compaq and its Subsidiaries shall provide information and documents only with respect to the AV Business. No investigation by any party hereto shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Compaq or CMGI pursuant to this Section 6.2 shall be kept confidential in accordance with the Confidentiality Agreement.

     6.3  HSR Act Filing.  Each party hereto shall, as promptly as practicable,
          --------------
file, or cause to be filed, any required notification and report forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, and will use their respective reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Each party hereto will each furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

      6.4 Reasonable Best Efforts.  Upon the terms and subject to the conditions
          -----------------------
set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions or nonactions, waivers or Consents from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary Consents or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     6.5  Publicity.  The parties will consult with each other and will mutually
          ---------
agree upon any press releases pertaining to the Transaction and shall not issue any such press releases prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases.

     6.6  Employee Benefit Plans.
          ----------------------

          (a) CMGI agrees that individuals who are employed by AV immediately prior to the Effective Time shall become employees of the Surviving Corporation following the Effective Time (each such employee, an "Affected Employee"); provided, however, that this Section 6.6(a) shall not be construed to limit the
--------  -------
ability of the applicable employer to terminate the employment of any Affected Employee at any time.

          (b) CMGI will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility (including service and waiting period requirements), vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by CMGI or the Surviving Corporation for such Affected Employees' service with AV or any affiliate of AV to the same extent recognized by AV immediately prior to the Effective Time.

          (c) CMGI will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods and service requirements with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

          (d) For a period of one year immediately following the Effective Time, the coverage and benefits provided to Affected Employees pursuant to employee benefit plans or arrangements maintained by CMGI or AV shall be, in the aggregate, not less favorable than those provided to such employees immediately prior to the Effective Time.

     6.7  Restriction on Transfer of AV Shares.  In no event shall Compaq or any
          ------------------------------------
of its Subsidiaries knowingly transfer any AV Shares to any competitor of AV, the AV Business or the Surviving Corporation.

     6.8  Funding.  To the extent that Newco, after the Closing and prior to an
          -------
initial public offering of Newco Common Stock, requires funding for its operations and CMGI is willing to provide such funds, CMGI shall provide such funding in exchange for shares of convertible preferred stock or convertible secured notes of Newco upon terms equivalent to the terms upon which CMGI typically provides funds to CMGI Subsidiaries; provided that, Compaq shall have
                                               --------
the right to purchase from Newco a pro rata portion of such preferred stock or convertible notes, as the case may be, based on the relative voting securities then held by CMGI and Compaq except to the extent CMGI is required to purchase such securities to be able to consolidate the results of Newco for tax purposes.


                                  ARTICLE VII

                              CLOSING CONDITIONS

     7.1  Conditions to Each Party's Obligation to Complete the Transaction.
          -----------------------------------------------------------------
The respective obligations of each party to complete the Transaction are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Injunction. There shall not be in effect any Law or Order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated; provided, however
                                                              --------  -------
that prior to invoking this condition each party shall use its reasonable efforts to have any such Order vacated.

          (b) HSR Governmental Consents. The applicable waiting period under the
              -------------------------
HSR Act shall have expired or terminated.

     7.2  Additional Conditions to the Obligation of CMGI and Newco.  The
          ---------------------------------------------------------
obligation of CMGI and Newco to complete the Transaction is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by CMGI to the extent permitted by applicable Law:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Compaq and AV contained in Article III of this Agreement shall be true and correct on the date of this Agreement and on the Closing Date as though made on and as of the Closing Date (except to the extent that a representation or warranty expressly speaks as of a specified date or period of time); provided, however, that for purposes of this Section 7.2(a), such
--------  -------
representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or would reasonably be likely to result in an AV Material Adverse Effect.

          (b) Performance.  Except as would not be reasonably likely to have an
              -----------
AV Material Adverse Effect, CDAS shall have performed and complied with or caused to be performed or complied with their covenants and agreements under this Agreement to be performed or complied with at or prior to Closing.

          (c) Officer's Certificate.  CMGI shall have received on the Closing
              ---------------------
Date a certificate dated the Closing Date and executed by an executive officer of Compaq and an executive officer of AV certifying to the fulfillment of the conditions specified in Sections 7.2(a) and (b) hereof.

          (d) Material Adverse Effect. There shall not have occurred any event
              -----------------------
or condition which individually or in the aggregate has resulted in, or is reasonably likely to result in, an AV Material Adverse Effect.

          (e) Assignment Agreement.  The Assignment Agreement shall have been
              --------------------
executed and delivered by Compaq.

      7.3 Additional Conditions to the Obligation of Compaq Digital and AV.  The
          ----------------------------------------------------------------
obligation of Compaq, Digital and AV to complete the Transaction is subject to the satisfaction at or prior to the Closing Date of the following conditions, any and all of which may be waived in whole or in part by Compaq to the extent permitted by applicable Law:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of CMGI and Newco set forth in Article Ill of this Agreement shall be true and correct on the date of this Agreement and on the Closing Date as though made on and as of the Closing Date (except to the extent that a representation or warranty expressly speaks as of a specified date or period of time); provided, however, that for purposes of this Section 7.3(a), such
--------  -------
representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or would reasonably be likely to result in a CMGI Material Adverse Effect.

          (b) Performance.  Except as would not be reasonably likely to have a
              -----------
CMGI Material Adverse Effect, CMGI shall have performed and complied with or caused to be performed or complied with its respective covenants and agreements under this Agreement to be performed or complied with at or prior to the Closing.

          (c) Officer's Certificate.  CDA shall have received on the Closing
              ---------------------
Date a certificate dated the Closing Date and executed by an executive officer of CMGI certifying to the fulfillment of the conditions specified in Sections 7.3(a) and (b) hereof.

          (d) Material Adverse Effect.  There shall not have occurred any event
              -----------------------
or condition which individually or in the aggregate has resulted in, or is reasonably be likely to result in a CMGI Material Adverse Effect.

          (e) Registration Rights Agreement.  The Registration Rights Agreement
              -----------------------------
shall have been executed and delivered by CMGI.

          (f) Assignment Agreement.  The Assignment Agreement shall have been
              --------------------
executed and delivered by Newco.


                                 ARTICLE VIII

                      TERMINATION, AMENDMENT AND EXPENSES

     8.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date:

          (a) by mutual written consent of CMGI and Compaq;

          (b) by either CMGI or Compaq:

               (i) if there shall be any Order of a Court or Governmental Entity having jurisdiction over a party hereto which is final and nonappealable permanently enjoining, restraining or prohibiting the consummation of the Merger or issuance of the Acquisition Shares, unless the party relying on such Order has not complied with its obligations under Section 7.1(b); or

              (ii) if the Closing shall not have been consummated before November 15, 1999 (the "Termination Date"); provided, however, that the right to
                                            --------  -------
terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a cause of; or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

          (c) by Compaq:

              (i) upon a material breach of any covenant or agreement on the part of CMGI set forth in this Agreement, or if any representation or warranty is or becomes inaccurate in a manner such that the conditions set forth in
Section 7.3(a)
would not be satisfied (a "Terminating CMGI Breach"); provided that, if such
                                                      --------
Terminating CMGI Breach is curable by CMGI through the exercise of its reasonable efforts, provided it continues to exercise such reasonable efforts, Compaq may not terminate this Agreement under this Section 8.1(c)(i) until September 1, 1999; or

              (ii) if there has occurred a CMGI Material Adverse Effect.

          (d) by CMGI:

              (i) upon a material breach of any contract or agreement on the part of Compaq or AV set forth in this Agreement, or if any representation or warranty is or becomes inaccurate in a manner such that the conditions set forth in Section 7.2(a) would not be satisfied (a "Terminating Compaq Breach"); provided that, if such Terminating Compaq Breach is curable by Compaq through the exercise of its reasonable efforts, provided Compaq continues to exercise
                                        --------
such reasonable efforts, CMGI may not terminate this Agreement under this
Section 8.1(d)(i) until September 1, 1999; or

              (ii) if there has occurred an AV Material Adverse Effect.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
and the abandonment of the Transaction pursuant to this Article VIII, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto except as provided in this Section 8.2. If this Agreement is terminated as provided herein, this Agreement shall forthwith become void and have no effect except that (i) the obligations of the parties set forth in the Confidentiality Agreement shall remain in effect and (ii) no party shall be relieved from any liabilities or damages arising out of a willful and material breach of any provision of this Agreement.

     8.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     8.4  Waiver.  At any time prior to the Effective Time, any party hereto may
          ------
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     8.5  Expenses.  All expenses incurred by the parties hereto will be borne
          --------
solely and entirely by the party which has incurred such expenses, provided that
                                                                   -------- ----
any legal, accounting, investment banking or similar fees and expenses of AV or any AV Subsidiary in connection with the Transaction shall be paid by Compaq.


                                  ARTICLE IX

                                  TAX MATTERS

     9.1  Preparation and Filing of Tax Returns.
          -------------------------------------

          (a) Compaq shall prepare (or cause to be prepared) and timely file or cause to be timely filed (taking into account extensions) all Tax Returns with respect to any Pre-Closing Period that includes any of the Companies (including all Tax Returns filed on a consolidated, combined, or unitary basis). Compaq shall have sole discretion as to the positions in and with respect to any Tax Return described in the preceding sentence; provided, however, that such Tax Returns shall be prepared on a basis consistent with the past practices of Compaq, Digital, and the Companies, unless in the opinion of CMGI's counsel, reasonably satisfactory to Compaq, any position taken on such Tax Returns would be likely to subject any of the Companies to penalties. Compaq shall deliver (or cause to be delivered) to CMGI a pro forma set of Tax Returns for each of the Pre-Closing Periods ending on the Closing Date at least twenty business days prior to the Due Date thereof.

          (b) CMGI shall prepare (or cause to be prepared) and timely file or cause to be filed (taking into account extensions) all Tax Returns of the Companies relating to any Post-Closing Period.

          (c) CMGI shall prepare (or cause to be prepared) and timely file or cause to be filed (taking into account extensions) all Tax Returns of the Companies with respect to any Straddle Period. Any Straddle Period Tax Return shall be prepared on a basis consistent with the last previous similar Tax Return. CMGI shall cause the Companies to provide Compaq with a copy of each such proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by Compaq) at least 25 days prior to the filing of such Tax Return, except that (i) in the case of a Tax Return relating to a monthly taxable period, the copy shall be provided to Compaq at least 5 days prior to the filing of such Tax Return and (ii) in the case of a Tax Return due within 90 days following the Closing Date, the copy shall be provided to Compaq in such shorter period of time prior to filing as CMGI shall reasonably determine to be practicable. CMGI shall permit Compaq to review and comment on each such Tax Returns and to recommend any changes, modifications, additions, or deletions to the extent they relate to a Pre-Closing Straddle Period, provided that such changes, modifications, additions, or deletions are consistent with past practice and that such reporting, in the opinion of CMGI's counsel, reasonably satisfactory to Compaq, would not be likely to subject any of the Companies to penalties; and provided, further, that Compaq's comments are received by CMGI at least five business days prior to the Due Date of the applicable Tax Return. If any dispute has not been resolved prior to the Due Date for filing of the Tax Return, the Tax Return shall be filed as originally proposed by CMGI, reflecting any items agreed to by the parties at such time. Compaq shall cause to be paid to CMGI the amount of Taxes relating to any Pre-Closing Straddle Period based on the Tax Returns filed.

     9.2  Payment of Taxes.
          ----------------

          (a) Compaq shall cause to be paid in a timely manner to the appropriate Tax Authority all Taxes due with respect to Tax Returns which it is required to cause to be filed pursuant to Section 9.1(a). For all Taxes in respect of Straddle Periods for which CMGI is required to cause to be filed the applicable Tax Returns pursuant to Section 9.1(c), Compaq shall pay CMGI the amount of such Taxes relating to any Pre-Closing Straddle Period (as determined in accordance with Section 9.4(b)) at least five business days prior to the Due Date of the Tax Return reporting such Taxes.

          (b) CMGI shall cause to be paid in a timely manner to the appropriate Tax Authority all Taxes due in respect of any Tax for which it is required to cause to be filed a Tax Return pursuant to Sections 9.1(b) and 9.1(c).

     9.3  Tax Indemnification.
          -------------------

          (a) Indemnification by Compaq. Compaq shall indemnify CMGI in respect of, and hold CMGI harmless on an after-Tax basis, against (x) Taxes resulting from, relating to, or constituting a breach of any representation contained in
Section 3.16 hereof, (y) the failure to perform any covenant or agreement set forth in this Article IX, and (z), without duplication, the following Taxes with respect to the Companies:

              (i) Any and all Taxes due and payable by any of the Companies for any Pre-Closing Period or any Pre-Closing Straddle Period; and

              (ii) Any liability of any of the Companies for Taxes of other entities whether pursuant to Treasury Regulation Section 1.1502-6 (or comparable or similar provisions under state, local or foreign law), as transferee or successor or pursuant to any contractual obligation for any Pre-Closing Period or any Pre-Closing Straddle Period.

The amounts specified in paragraphs (i) and (ii) shall be reduced (but not below zero) by the amount of any estimated Tax payments made on or before the Closing Date.

          (b) Indemnification by CMGI. CMGI shall indemnify Compaq in respect of, and hold Compaq harmless on an after-Tax basis, against (x) Taxes resulting from, relating to, or constituting a breach of any representation contained in
Section 2.16 hereof, (y) the failure to perform any covenant or agreement set forth in this Article IX, and (z) any and all Taxes due and payable by the Companies for any Post-Closing Period or Post-Closing Straddle Period.

          (c) Transfer Taxes. Any sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on CMGI, Compaq, any of the Companies or any of their respective Affiliates, resulting from this Agreement or the transactions contemplated hereby shall be shared equally by CMGI and Compaq.

          (d) Limitation on Indemnification. Notwithstanding anything to the contrary in this Agreement, (i) Compaq's indemnification obligation for Taxes resulting from, relating to or constituting a breach of, the representation contained in Section 3.16(e) hereof, shall not exceed $110 million plus interest thereon (compounded semi-annually at an annual rate of 10.5%) from the Closing through the date payment is made to CMGI pursuant to this Section 9.3, and (ii) the representation contained in Section 3.16(e) shall survive indefinitely.

     9.4  Allocation of Certain Taxes.
          ---------------------------

          (a) CMGI and Compaq agree that if any of the Companies is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, CMGI and Compaq shall treat such day as the last day of a taxable period.

          (b) Any Taxes for a Straddle Period with respect to the Companies shall be apportioned for purposes of Article IX between the Pre-Closing Straddle Period and the Post-Closing Straddle Period on the basis of an interim closing of the books, except that Taxes imposed on a periodic basis (such as real property Taxes) shall be allocated on a daily basis.

     9.5  Cooperation on Tax Matters.
          --------------------------

          (a) CMGI and Compaq and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing the relevant portions of prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Companies, and providing copies of the relevant portions of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which the requested party may possess. Compaq shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

          (b) For a period of six (6) years after the Closing Date or such longer period as may be required by law, CMGI shall, and shall cause the Companies to, retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, such entities for all taxable periods ending (or deemed, pursuant to Section 9.4, to end) on or prior to the Closing Date to the extent CMGI, or any of the Companies received or had possession of such records on the Closing Date. Thereafter, CMGI shall not destroy or dispose of any such Returns, books or records unless it first offers such Returns, books and records to Compaq in writing and Compaq fails to accept such offer within sixty (60) days of its being made.

          (c) For a period of six (6) years after the Closing Date or such longer period as may be required by law, Compaq (or its Affiliates) shall retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, any of the Companies for all taxable periods ending (or deemed, pursuant to Section 9.4, to end) on or prior to the Closing Date to the extent Compaq did not deliver such records to CMGI or the Companies.
Thereafter, Compaq shall not destroy or dispose of any such Tax Returns, books or records unless it first offers them to CMGI in writing and CMGI fails to accept such offer within sixty (60) days of its being made.

     9.6  Termination of Tax-Sharing Agreements.  All Tax sharing agreements or
          -------------------------------------
similar arrangements with respect to or involving any of the Companies shall be terminated prior to the Closing Date and, after the Closing Date, the Companies shall not be bound thereby or have any liability thereunder.

     9.7  Certain Tax Elections.  To the maximum extent permitted by applicable
          ---------------------
law, neither CMGI nor any of its Affiliates will carry back to any taxable period of Compaq or any of its Subsidiaries or Affiliates any loss, credit or deduction incurred or generated in, or attributable to any period commencing after the Closing Date that would affect any Tax Return or Tax of Compaq or any of its Subsidiaries or Affiliates, and CMGI agrees to make or exercise, or cause to be made or exercised, any and all necessary or permitted elections (including elections pursuant to Section 172(b)(3)(C) of the Code) available under applicable law to avoid any such carryback.

     9.8  Tax Claims.
          ----------

          (a) Compaq shall have exclusive control over Tax Claims for which Compaq is liable pursuant to Section 9.1(a).

          (b) CMGI and Compaq shall jointly have control (at each party's own expense) over Tax Claims that relate to any Straddle Period. Neither party may settle, concede or make any concession without the other party's written consent.

          (c) CMGI shall have exclusive control over all other Tax Claims.

          (d) The party controlling a Tax Claim pursuant to this Section 9.8 shall have the sole right to contest, litigate and Dispose of such Tax Claim and to employ counsel of its choice at its sole expense.

          (e) CMGI or Compaq, as the case may be, shall promptly notify the other party in writing of any Tax Claim that may reasonably be likely to result in liability of the other party under this Agreement; provided, however, that the failure to provide such notice shall not diminish the indemnifying party's obligation hereunder except to the extent such failure actually prejudices the indemnifying party's position as a result thereof. With respect to any such Tax Claim, the party not controlling such Tax Claim shall (i) not make any submission to any Tax Authority without offering the other party the opportunity to review such submission, (ii) not take any action or make (or purport to make) any representations in connection with such Tax Claim with respect to issues affecting the other party's indemnity hereunder, (iii) keep the other party informed as to any information that it receives regarding the progress of such Tax Claim, (iv) provide the other party with any information that it receives regarding the nature and amounts of any proposed Disposition of the Tax Claim, (v) permit the other party to participate in all conferences, meetings or proceedings with any Tax Authority in which the indemnified Tax Claim is or may be a subject, solely to the extent such conference, meeting, or proceedings relate to the Tax Claim, and (vi) notify the other party of all court appearances in which the indemnified Tax Claim is or may be a subject. With respect to any Tax Claim relating to a Pre-Closing Period for which Compaq is liable pursuant to this Agreement, CMGI shall cause to be filed submissions at Compaq's direction or cause to be appointed Compaq or its authorized representatives as additional authorized representatives entitled to communicate fully with the Internal Revenue Service solely with respect to such Tax Claim.

     9.9  Refunds.  Compaq shall be entitled to any refund of Taxes of any of
          -------
the Companies attributable to any Pre-Closing Period and any Pre-Closing Straddle Period. If CMGI, any of the Companies, or any of their Affiliates receives any refund of Tax to which Compaq is entitled pursuant to this Section 9.9, CMGI shall promptly notify Compaq and shall pay the amount of any such refund promptly after the receipt of such refund. If Compaq, or any of its Affiliates, received any refund of Tax to which CMGI is entitled pursuant to this Section 9.9, Compaq shall promptly notify CMGI and shall pay the amount of any such refund promptly after the receipt of such refund.

     9.10 Treatment of the Contributions.  Each of the parties hereto shall
          ------------------------------
treat the contributions referenced in Section 1.2 as a transaction described in
Section 351 of the Code for all tax purposes, and shall take no position inconsistent therewith in any Tax Return, any proceeding before any Governmental Entity , Taxing Authority or otherwise. The parties will promptly notify each other of any audits, examinations, actions, or proceedings by any Taxing Authority regarding the transactions contemplated or referred to herein.

     9.11 Allocation of Considerations.  The parties will allocate the
          ----------------------------
consideration referenced in Article I in accordance with the fair market value of the assets, as determined mutually by CMGI and Compaq.

     9.12 Tax Disputes.  If the parties disagree as to the calculation of a
          ------------
Tax or the amount of any payment to be made under this Agreement or disagree as to the application or interpretation of any provision under this Article IX, the parties shall cooperate in good faith to resolve any such dispute, and any agreed-upon amount shall be paid to the appropriate party. If the parties are unable to resolve any such dispute within fifteen business days thereafter, such dispute shall be resolved by an internationally recognized accounting firm acceptable to both CMGI and Compaq. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such decision shall be shared by CMGI and Compaq in accordance with the final allocation of the Tax liability in dispute. Following the decision of such accounting firm, the parties shall each take (or cause to be taken) any action that is necessary or appropriate to implement such decision, including, without limitation, the filing of amended Tax Returns and the prompt payment of underpayments or overpayment, with interest calculated on such underpayments or overpayment at the prime rate from the date such payment was due.

     9.13 Adjustment to Consideration.  Any payments made pursuant to this
          ---------------------------
Article IX shall be treated as an adjustment to the consideration payable under this Agreement for all Tax purposes.

                                   ARTICLE X

                        DEFINITIONS AND INTERPRETATION

     10.1 Certain Definitions.  For purposes of this Agreement, except as
          -------------------
otherwise provided or unless the context clearly requires otherwise:

     "Acquisition Shares" shall mean the shares of CMGI Common Stock received by Compaq and/or Digital pursuant to the Transaction.

     "AV Business" shall mean the business of Compaq's AltaVista division, including without limitation, SDC, ZIP2 and AV, and future business operations contemplated with respect to such business.

     "AV Material Adverse Effect" shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of the AV Business, other than any such effect arising out of, attributable to or resulting from (i) any change in conditions in U.S., European or Asian economies (including in currency exchange rates), (ii) any change in conditions affecting the industries in which the AV Business operates, and (iii) the effect of the public announcement of the pendency of the Transaction.

     "AV Shares" shall mean shares of Newco Common Stock.

     "AV Subsidiary" shall mean a Subsidiary of Compaq or Digital which is part of the AV Business, including without limitation, ZIP2, SDC, Zip2 Bay Area, Inc. and Shopping.com Europe B.V.

     "CDAS" shall mean Compaq, Digital, AV and the AV Subsidiaries.

     "CMGI Disclosure Schedule" shall mean the disclosure schedule prepared by CMGI and delivered to Compaq concurrently with the execution of this Agreement.

     "CMGI Material Adverse Effect" shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of CMGI and the CMGI Subsidiaries taken as a whole, other than any such effect arising out of; attributable to or resulting from (i) any change in conditions in U.S., European or Asian economies (including in currency exchange rates), (ii) any change in conditions affecting the industries in which CMGI and its Subsidiaries operate, and (iii) the effect of the public announcement of the pendency of the Transaction; provided, however, that a failure by CMGI to meet
                             --------  -------
the revenue or earning predictions of equity analysts or a decline in the market price of the CMGI Common Stock, shall not be deemed by itself to constitute a CMGI Material Adverse Effect but the underlying causes of such failure relating to the business of CMGI or decline may be considered in determining whether a CMGI Material Adverse Effect occurred.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Companies" shall mean AV, SDC, ZIP2 and all of their Subsidiaries.

     "Compaq Disclosure Schedule" shall mean the disclosure schedule prepared by Compaq and delivered to CMGI concurrently with the execution of this Agreement.

     "Compaq Group" means the affiliated, consolidated, combined or unitary group of which Compaq is the common parent.

     "Confidentiality Agreement" shall mean a letter agreement between Compaq and CMGI entered into in connection with the matters contemplated hereby.

     "Consent" shall mean any consent, registration, approval, authorization, waiver or similar affirmation by or of; or filing with or notification to, a Person pursuant to any Contract, Law, Order or Permit (as such terms are defined below).

     "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, license or other obligation of any kind or character, that is binding on any Person or its capital stock, properties or business.

     "Dispose" (and with correlative meaning, "Disposition") shall mean pay, discharge, settle or otherwise dispose.

     "Due Date" shall mean, with respect to any Tax Return or payment, the date on which such Tax Return is due to be filed with or such payment is due to be made to the appropriate Tax Authority pursuant to applicable law, giving effect to any applicable extensions of the time for such filing or payment.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

     "Knowledge" - an individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. An entity (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as an executive officer of such entity (or if the entity is one of CDAS, an executive officer of any of CDAS with respect to the AV Business) has Knowledge of such fact or other matter.

     "Law" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative or judicial decision, and any other executive or legislative proclamation.

     "Lien" shall mean any mortgage, pledge, security interest, attachment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing) or right of others of whatever nature; provided, however, that
                                                      --------  -------
the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of; worker's compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialman, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other administrative or other proceeding, whether at law or at equity, before or by any federal, state or foreign court, tribunal, or agency or before any arbitrator.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other Governmental Entity.

     "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the by-laws of a corporation or other equivalent organizational documents; (b)the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (e) any amendment to any of the foregoing.

     "Permit" shall mean any federal, state, local or foreign governmental approval, authorization, certificate, license, permit or exemption to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, properties or business.

     "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, Organization, Governmental Entity or other entity.

     "Post-Closing Period" shall mean any taxable period beginning after the Closing Date.

     "Post-Closing Straddle Period" shall mean with respect to a Straddle Period, that portion of such Straddle Period that begins on the day immediately following the Closing Date.

     "Pre-Closing Period" shall mean any taxable period that ends on or prior to the Closing Date.

     "Pre-Closing Straddle Period" shall mean with respect to a Straddle Period, that portion of such Straddle Period ending on and including the Closing Date.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Straddle Period" shall mean any taxable period that begins before and ends after the Closing Date.

     "Subsidiary" with respect to any party shall mean any corporation, limited liability company, partnership, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

     "Tax Authority" shall mean the Internal Revenue Service and any other state, local or foreign governmental authority responsible for the administration of Taxes.

     "Tax Claim" shall mean a notice of deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim with respect to Taxes or a Tax Return.

     "Tax Returns" will mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with a Governmental Entity, or where none is required to be filed with a Governmental Entity, the statement or other document issued by a Governmental Entity in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Taxes" will mean any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

     "Transaction" shall mean the transactions described in Section 1.1 and
Section 1.2, and the Merger.

     "Venture Fund" means any venture capital fund controlled by CMGI.

     10.2 Interpretation.
          --------------

          (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

          (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

          (f) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof; any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                  ARTICLE XI

                              GENERAL PROVISIONS

     11.1 Survival of Representations.  The representations and warranties in
          ---------------------------
this Agreement shall survive the Effective Time for a period of 24 months. This
Section 11.1 shall not limit any covenant or agreement of the parties which by its terms shall survive the Effective Time.

     11.2 Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, to the party at the following addresses (or such other addresses for a party as shall be specified by like notice):

          (a)  If to Compaq, Digital or AV:

               Compaq Computer Corporation
               20555 State Highway 2-19
               Houston, Texas 77070
               Attention:  General Counsel
               Facsimile:  (978) 493-4222

               With a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               LLP
               One Beacon Street
               Boston, Massachusetts 02108
               Attention: Louis A. Goodman, Esq.
               Facsimile: (617) 573-4822

                   and

               AltaVista Company
               529 Bryant Street
               Palo Alto, California 94311
               Attention: General Counsel
               Facsimile: (650) 617-3526

          (b)  If to CMGI or Newco, to:

               CMGI, Inc.
               100 Brickstone Square
               Andover, Massachusetts 01810
               Attention: William Williams II, Esq.
               Facsimile: (978) 684-3601

               With a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Attention: Mark G. Borden, Esq.
               Facsimile: (617) 526-5000

     11.3 Entire Agreement No Assignment Governing Law.  This Agreement
          --------------------------------------------
(a) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) shall not be assigned by any party (by operation of law or otherwise) without the prior written consent of the other parties, and
(c) shall be governed by and be construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     11.4 Parties in Interest.  This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     11.5 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.6 Headings.  The section and other headings contained in this Agreement
          --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Severability.  In case any term, provision, covenant or restriction
          ------------
contained in this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions, covenants or restrictions contained herein, and of such term, provision, covenant or restriction in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  END OF AGREEMENT EXCEPT FOR SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           CMGI, INC.


                           By: /s/ David S. Wetherell
                               -------------------------------------
                               David S. Wetherell
                               Chairman of the Board, President and
                               Chief Executive Officer


                           COMPAQ COMPUTER CORPORATION

                           By: /s/ William Strecker
                               -------------------------------------
                               William Strecker
                               Senior Vice President


                           DIGITAL EQUIPMENT CORPORATION

                           By: /s/ William Strecker
                               -------------------------------------
                               William Strecker
                               Senior Vice President


                           ALTAVISTA COMPANY


                           By: /s/ Rodney Schrock
                               -------------------------------------
                               Rodney Schrock
                               President and Chief Executive Officer


                           ZOOM NEWCO INC.


                           By: /s/ William Williams II
                               -------------------------------------
                               William Williams II
                               Vice President

             signature page to purchase and contribution agreement